                                                                    Exhibit 10.4


                              MANAGEMENT AGREEMENT

                  MANAGEMENT AGREEMENT, dated as of April 21, 1999 by and between Hidden Creek Industries, a New York general partnership ("HCI"), and J.L. French Automotive Castings, Inc., a Delaware corporation ("French").


                                   BACKGROUND

                  French desires to receive financial and management consulting services from HCI, and thereby obtain the benefit of the experience of HCI in business and financial management generally and its knowledge of French and French's financial affairs in particular. HCI is willing to provide financial and management consulting services to French. Accordingly, the compensation arrangements set forth in this Agreement are designed to compensate HCI for such services.

                  NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, HCI and French hereby agree as follows:


                                      TERMS

                  1. ENGAGEMENT. French hereby engages HCI as a financial and management consultant, and HCI hereby agrees to provide financial and management consulting services to French, all on the terms and subject to the conditions set forth below.

                  2. SERVICES OF HIDDEN CREEK INDUSTRIES. HCI has provided valuable services to French in connection with the consummation of the transactions contemplated by the Transaction Agreement (as defined in Section 3 below). HCI hereby agrees during the term of this engagement to consult with French's board of directors (the "Board") and the management of French and its subsidiaries in such manner and on such business and financial matters as may be reasonably requested from time to time by the Board, including but not limited to:

                  (a) corporate strategy;

                  (b) budgeting of future corporate investments;

                  (c) acquisition and divestiture strategies; and

                  (d) debt and equity financings.

Members of the HCI Group will be available to serve on the Board and will devote such time and attention to French's affairs as reasonably necessary to accomplish the purposes of this Agreement. For purposes of this Agreement, the "HCI Group" means S.A. Johnson, Scott D. Rued, Robert R. Hibbs, Carl E. Nelson, Dave Huls, Daniel F. Moorse and such other persons as may be designated by HCI from time to time, which persons shall be reasonably acceptable to French.

                  3. COMPENSATION. (a) French agrees to pay to HCI as compensation for services rendered to French with respect to the consummation of the transactions contemplated by the Recapitalization Agreement, dated as of March 29, 1999, by and between French and the stockholders listed on the signature pages thereto and JLF Acquisition LLC (the "Transaction Agreement"), a fee for management services equal to $3,000,000 payable upon the Closing (as defined in the Transaction Agreement), (b) French agrees to pay to HCI as compensation for services to be rendered by HCI hereunder, a fee equal to $500,000 per year (the "Management Fee"), payable monthly in advance, commencing on the first day of the first month following the Closing; provided, however, that in the event the Closing does not occur on the last day of the month, then HCI shall be entitled to receive a Management Fee for the period beginning on the date on which the Closing occurred until the first day of the month following the Closing in an amount equal to the product of (x) $41,666.67 multiplied by (y) a ratio, the numerator of which equals to the number of days from and including the date on which the Closing occurred until the first day of the month following the Closing, and the denominator of which equals the number of days in the month in which the Closing occurred; provided, further, that on January 1st of each calendar year during the term of the Agreement, the Management Fee shall be increased by the percentage increase in the Consumer Price Index for All Urban Consumers, U.S. City Average, for all items for the preceding twelve calendar months, or if the U.S. government ceases to publish such index, then by such index published by the U.S. government as is in HCI's judgment most similar to such index, (c) French agrees to pay to HCI as compensation for services to be rendered by HCI in connection with various future transactions a reasonable and customary fee to be determined mutually and in good faith by French and HCI, payable upon consummation of any such future transaction. The Board may, at its sole discretion, elect to increase the amount of the Management Fee. French shall promptly reimburse HCI for such reasonable travel expenses and other direct out-of-pocket expenses as may be incurred by HCI, its affiliates and their respective officers and employees in connection with the acquisition and the rendering of services hereunder.

                  4. TERM. This Agreement shall be in effect for an initial term of five years commencing on the date hereof, and shall be automatically renewed thereafter on a year to year basis unless one party gives 30 days' prior written notice of its desire to terminate this Agreement; provided, however, that this Agreement shall terminate on the first to occur of (a) the date of the sale of all or substantially all of French's assets (other than a sale to an affiliate of French), (b) the date of the sale of all of the issued and outstanding capital stock of French (other than a sale to an affiliate of French), or (c) HCI giving French 30 days' prior written notice of termination. No termination of this Agreement, whether pursuant to this paragraph or otherwise, shall affect French's obligations with respect to the fees, costs and expenses incurred by HCI in rendering services hereunder and not reimbursed by French as of the effective date of such termination.

                  5. INDEMNIFICATION. French agrees to indemnify and hold harmless HCI, its officers and employees against and from any and all loss, liability, suits, claims, costs, damages and expenses (including attorneys' fees) arising from their performance hereunder, except as a result of their gross negligence or intentional wrongdoing.

                  6. HCI AN INDEPENDENT CONTRACTOR. HCI and French agree that HCI shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither HCI nor its employees shall be considered employees or agents of French as a result of this Agreement nor shall any of them have authority to contract in the name of or bind French, except as expressly agreed to in writing by French.

                  7. CONFIDENTIAL INFORMATION. HCI acknowledges that the information, observations and data obtained by it and its agents and employees during the course of its performance under this Agreement concerning the business plans, financial data and customer relations of French and its subsidiaries (the "Confidential Data") are French's valuable, special and unique assets. Therefore, it agrees that it will not, nor will it permit any of its agents or employees to, use or disclose to any unauthorized person or use any of the Confidential Data obtained by it during the course of HCI's performance under this Agreement without French's prior written consent unless and to the extent that (i) the Confidential Data becomes generally known to and available for use by the public other than as a result of its acts or omissions to act or
(ii) such use or disclosure is required by any statute, rule, regulation or law or any judicial or administrative body having jurisdiction.

                  8. NOTICES. Any notice, report or payment required or permitted to be given or made under this Agreement by one party to the other shall be deemed to have been duly given or made if personally delivered or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by one party to the other):

                  If to HCI:

                           Hidden Creek Industries
                           4508 IDS Center
                           Minneapolis, MN  55402
                           Attention:  Carl E. Nelson
                           Telecopy:  (612) 332-2012

                  If to French:

                           J.L. French Automotive Castings, Inc.
                           3101 South Taylor Drive
                           Sheybogan, WI 53802
                           Attention: President
                           Telecopy: (920) 458-4861

                  9. ENTIRE AGREEMENT; MODIFICATION. This Agreement (a) contains the complete and entire understanding and agreement of HCI and French with respect to the subject matter hereof; (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of HCI in connection with he subject matter hereof; and (c) may not be modified except by an instrument in writing executed by HCI and French.

                  10. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereby.

                  11. ASSIGNMENT. Neither HCI nor French may assign its rights or obligations under this Agreement without the express written consent of the other.

                  12. GOVERNING LAW. This Agreement shall be deemed to be a contract made under, and is to be governed and construed in the accordance with the internal laws (and not the law of conflicts) of the State of Delaware.


                                     * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Management Agreement as of the date written above.


                                           J.L. FRENCH AUTOMOTIVE CASTINGS, INC.

                                           By:       /s/ Thomas C. Dinolfo
                                                  -----------------------------
                                           Title:
                                                  -----------------------------


                                           HIDDEN CREEK INDUSTRIES

                                           By:         /s/ Carl E. Nelson
                                                  -----------------------------
                                           Title:
                                                  ------------------------------